NVR, Inc. Announces Second Quarter Results

RESTON, Va., July 21, 2015 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2015 of $93,395,000 or $21.91 per diluted share. Net income and diluted earnings per share for its second quarter ended June 30, 2015 increased 37% and 44%, respectively, when compared to the 2014 second quarter. Consolidated revenues for the second quarter of 2015 totaled $1,243,633,000, a 13% increase from $1,102,054,000 for the comparable 2014 quarter.

For the six months ended June 30, 2015, consolidated revenues were $2,201,382,000, 15% higher than the $1,913,364,000 reported for the same period of 2014. Net income for the six months ended June 30, 2015 was $132,453,000, an increase of 44% when compared to the six months ended June 30, 2014. Diluted earnings per share for the six months ended June 30, 2015 was $31.17, an increase of 54% from $20.19 per diluted share for the comparable period of 2014.

Homebuilding

New orders in the second quarter of 2015 increased 11% to 3,796 units, when compared to 3,415 units in the second quarter of 2014. The average sales price of new orders increased to $378,300, a 3% increase from the second quarter of 2014. The cancellation rate in the second quarter of 2015 was 14%, compared to 13% in the second quarter of 2014. Settlements increased in the second quarter of 2015 to 3,175 units, 8% higher than the second quarter of 2014. The Company's backlog of homes sold but not settled as of June 30, 2015 increased on a unit basis by 15% to 7,488 units and increased on a dollar basis by 17% to $2,854,613,000 when compared to June 30, 2014.

Homebuilding revenues for the three months ended June 30, 2015 totaled $1,221,111,000, 13% higher than the year earlier period. Gross profit margin increased to 19.2% in the 2015 second quarter compared to 18.6% for the same period in 2014. Income before tax from the homebuilding segment totaled $137,248,000 in the second quarter of 2015, an increase of 34% when compared to the second quarter of 2014.

Mortgage Banking

Mortgage closed loan production of $859,403,000 for the three months ended June 30, 2015 increased by 27% when compared to the three months ended June 30, 2014. Operating income for the mortgage banking operations during the second quarter of 2015 was $11,436,000, compared to $6,246,000 reported for the second quarter of 2014. Operating income in the second quarter of 2015 was favorably impacted by an increase in capture rate to 89%, compared to 82% in the second quarter of 2014, and improved leveraging of general and administrative expenses.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-eight metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Homebuilding:
Revenues	$1,221,111	$1,084,080	$2,162,649	$1,883,267
Other income	1,122	452	1,847	1,449
Cost of sales	(986,854)	(882,778)	(1,768,522)	(1,537,930)
Selling, general and administrative	(92,314)	(93,583)	(190,543)	(184,215)
Operating income	143,065	108,171	205,431	162,571
Interest expense	(5,817)	(5,593)	(11,599)	(11,277)
Homebuilding income	137,248	102,578	193,832	151,294

Mortgage Banking:
Mortgage banking fees	22,522	17,974	38,733	30,097
Interest income	1,303	825	2,381	2,009
Other income	243	194	348	253
General and administrative	(12,493)	(12,617)	(23,972)	(24,882)
Interest expense	(139)	(130)	(275)	(240)
Mortgage banking income	11,436	6,246	17,215	7,237

Income before taxes	148,684	108,824	211,047	158,531
Income tax expense	(55,289)	(40,646)	(78,594)	(66,504)

Net income	$93,395	$68,178	$132,453	$92,027

Basic earnings per share	$22.97	$15.68	$32.61	$20.88

Diluted earnings per share	$21.91	$15.17	$31.17	$20.19

Basic weighted average shares outstanding	4,066	4,349	4,062	4,408

Diluted weighted average shares outstanding	4,262	4,495	4,249	4,557

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$476,493	$514,780
Receivables	15,987	10,021
Inventory:
Lots and housing units, covered under
sales agreements with customers	943,970	690,955
Unsold lots and housing units	104,484	131,938
Land under development	25,554	33,689
Building materials and other	11,083	12,904
	1,085,091	869,486

Assets related to consolidated variable interest entity	2,902	3,590
Contract land deposits, net	301,848	294,676
Property, plant and equipment, net	45,071	46,242
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	4,673	5,364
Other assets	303,435	302,280
	2,277,080	2,088,019

Mortgage Banking:
Cash and cash equivalents	19,238	30,158
Mortgage loans held for sale, net	265,418	205,664
Property and equipment, net	5,675	6,189
Reorganization value in excess of amounts	7,347	7,347
allocable to identifiable assets, net
Other assets	21,477	13,958
	319,155	263,316

Total assets	$2,596,235	$2,351,335

LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$256,521	$204,622
Accrued expenses and other liabilities	299,553	289,058
Liabilities related to consolidated variable interest entity	1,652	1,618
Non-recourse debt related to consolidated
variable interest entity	—	64
Customer deposits	138,383	106,755
Senior notes	599,213	599,166
	1,295,322	1,201,283

Mortgage Banking:
Accounts payable and other liabilities	26,032	25,797
	26,032	25,797

Total liabilities	1,321,354	1,227,080

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,555,330 shares issued as of
both June 30, 2015 and December 31, 2014	206	206
Additional paid-in capital	1,389,725	1,325,495
Deferred compensation trust – 108,614 shares of
NVR, Inc. common stock as of both
June 30, 2015 and December 31, 2014	(17,333)	(17,333)
Deferred compensation liability	17,333	17,333
Retained earnings	5,019,640	4,887,187
Less treasury stock at cost – 16,486,160 and
16,506,229 shares at June 30, 2015 and
December 31, 2014, respectively	(5,134,690)	(5,088,633)
Total shareholders' equity	1,274,881	1,124,255
Total liabilities and shareholders' equity	$2,596,235	$2,351,335

NVR, Inc. Operating Activity (dollars in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,910	1,751	3,858	3,426
North East (2)	295	288	632	586
Mid East (3)	962	825	1,956	1,716
South East (4)	629	551	1,276	1,012
Total	3,796	3,415	7,722	6,740

Average new order price	$378.3	$368.0	$376.8	$368.0

Settlements (units)
Mid Atlantic (1)	1,679	1,547	2,975	2,671
North East (2)	323	271	562	504
Mid East (3)	674	707	1,256	1,185
South East (4)	499	418	916	794
Total	3,175	2,943	5,709	5,154

Average settlement price	$384.4	$368.2	$378.5	$365.3

Backlog (units)
Mid Atlantic (1)			3,829	3,465
North East (2)			658	577
Mid East (3)			1,850	1,563
South East (4)			1,151	926
Total			7,488	6,531

Average backlog price			$381.2	$374.1

Community count (average)	476	494	475	487
Lots controlled at end of period			70,600	67,500

Mortgage banking data:
Loan closings	$859,403	$675,625	$1,498,029	$1,148,557
Capture rate	89%	82%	88%	80%

Common stock information:
Shares outstanding at end of period			4,069,170	4,213,174
Number of shares repurchased	4,705	285,362	55,031	317,739
Aggregate cost of shares repurchased	$6,186	$314,870	$69,285	$347,448

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Curt McKay, Office: (703) 956-4058